IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE STEM, INC.	) )	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Stem, Inc. (“Stem” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate a corporate act described below as follows:
NATURE OF THE ACTION

1.This Petition asks the Court to validate an amendment to Stem’s Amended and Restated Certificate of Incorporation that Stem’s stockholders adopted in April 2021 in connection with a business combination (the “Business Combination”) that increased the aggregate number of authorized shares of Class A common stock of the Company from 400 million to 500 million (the “Share Increase Amendment”). To date, the Company has only issued approximately 154.6 million shares of common stock. However, given this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) (the “Boxed Decision”), the Company seeks this Court’s validation of the New Charter (defined below), including the Share Increase Amendment, to dispel any uncertainty related to the effectiveness of the New Charter and/or Share Increase Amendment.

2.The Company was previously governed by an Amended and Restated Certificate of Incorporation dated August 18, 2020 (Exhibit A, the “Old Charter”). The Old Charter authorized the issuance of 400 million shares of Class A common stock and 40 million shares of Class B common stock. At an April 27, 2021 special meeting of stockholders (the “Special Meeting”), and in connection with the Business Combination, the Share Increase Amendment, which is part of the Company’s Second Amended and Restated Certificate of Incorporation dated April 28, 2021 (Exhibit B, the “New Charter”), was adopted by the combined affirmative vote of a majority of the voting power of the Class A common stock and Class B common stock then outstanding voting together as a single class. While the Share Increase Amendment was adopted with votes from a majority of the then-outstanding shares of Class A and Class B common stock, it did not receive votes from a majority of the then-outstanding shares of Class A common stock. The Business Combination closed on the same day as the Special Meeting. Since that time, the Company’s common stock has traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “STEM.”
3.On December 27, 2022, the Boxed Decision called into question the Company’s good faith belief that the voting procedure used to adopt the Share Increase Amendment was valid under Delaware law. In the Boxed Decision, the Court interpreted a special purpose acquisition company (“SPAC”)’s charter—

substantially similar to Stem’s Old Charter—as creating two classes of common stock instead of two series, such that any charter amendment to increase the number of authorized shares of Class A common stock would require a separate Class A vote under Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”). See Boxed, 2022 WL 17959766, at * 8. Because the Share Increase Amendment was not approved by a separate vote of a majority of then-outstanding shares of Class A common stock, Stem brings this Petition to resolve any doubts about the validity of the Share Increase Amendment and the New Charter.
4.Following the Boxed Decision, this Court has faced a flood of Section 205 petitions from companies similar to Stem that effected de-SPAC mergers and adopted amendments to their certificates of incorporation to increase the number of authorized Class A common shares without a separate Class A vote. On February 20, 2023, this Court validated a charter amendment substantially similar to Stem’s Share Increase Amendment. See In re Lordstown Motors Corp., 2023 WL 2155651 (Del. Ch. Feb. 21, 2023) (the “Lordstown Decision”). In the Lordstown Decision, this Court noted that a contrary ruling would “invite untold chaos.” Id. at *2. As in Lordstown, failing to validate the Share Increase Amendment could “raise concerns” with the Company’s auditors, “call[] into question” “past and future results of stockholder votes,” and, in a worst case scenario, adversely affect

“the Company’s liquidity position, operations, and future prospects.” See id. at *10.
5.Relief is needed to re-establish the validity of the Share Increase Amendment and the New Charter so that the Company may issue stock in reliance on the Share Increase Amendment and ensure that stockholders receive securities under the terms set forth in the New Charter. This Petition seeks entry of an order under 8 Del. C. § 205 validating the New Charter, the Share Increase Amendment and any shares issued in reliance thereon.
FACTUAL ALLEGATIONS

A.The Company Is Incorporated and Goes Public
6.Stem is a Delaware corporation originally formed as a SPAC under the name Star Peak Energy Transition Corp (“Star Peak”). The Company develops AI-enabled clean energy solutions and services.
7.Star Peak consummated its IPO on August 20, 2020. In connection with its IPO, Star Peak amended and restated its certificate of incorporation—i.e., adopted the Old Charter. The Old Charter set forth the Company’s capital structure as follows:
The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 441,000,000 shares, consisting of (a) 440,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 40,000,000 shares of Class B Common Stock (the “Class B

Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Ex. A at Art. IV § 4.1 (emphasis in original).

B.    The Business Combination to Acquire Stem
8. On December 4, 2020, Star Peak announced the Business Combination to acquire Stem. In connection with the Business Combination, the Board of Directors adopted, subject to stockholder approval, several charter amendments to be incorporated into the New Charter. On March 30, 2021, Star Peak filed a Form 424B3 Prospectus Statement (Exhibit C, the “Proxy Statement”) with the SEC in connection with a Special Meeting of stockholders to be held on April 27, 2021. The Proxy Statement identified several proposals to be voted on at the Special Meeting. Proposal No. 2 provided that the Old Charter would be amended to increase the number of authorized shares of Class A common stock from 400 million to 500 million, inclusive of a conversion of the Class B common stock into Class A common stock. The Proxy Statement stated that the approval of this Share Increase Amendment would require an affirmative vote of (a) a majority of the outstanding shares of the Class A common stock and Class B common stock voting together as a single class; and (b) the majority of the outstanding shares of the Class B common stock voting separately. See Ex. C 201-02.
C.    The Share Increase Amendment Is Approved and the Business Combination Consummated

9.As of the record date of the Special Meeting, March 4, 2021, which determined the Company stockholders entitled to vote at the Special Meeting, there were an aggregate of 47,948,130 shares of the Company’s common stock outstanding, consisting of 38,358,504 shares of Class A common stock and 9,589,626 shares of Class B common stock.
10.At the Special Meeting, 28,615,572 shares, or approximately 60% of the then-outstanding shares of the Company’s common stock entitled to vote, were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s April 27, 2021 Form 8-K (Exhibit D, the “Results Form 8-K”), the Share Increase Amendment received an affirmative vote of 27,666,310 shares of common stock, a majority of the 47,948,130 shares outstanding and entitled to vote. As a result, the Company believed in good faith that the Share Increase Amendment had received the requisite stockholder vote. The Company disclosed in the Results Form 8-K that the New Charter, including the Share Increase Amendment, had been approved under the applicable voting standard.
11.The Share Increase Amendment, however, was not approved by a majority of the then-outstanding shares of Class A common stock. Of the 38,358,504 shares of Class A common stock then outstanding and entitled to vote, only 18,076,684 voted in favor of the Share Increase Amendment—about 47%.

Because the Share Increase Amendment obtained enough votes to satisfy the voting standards described in the Proxy Statement, the Company filed the New Charter with the Delaware Secretary of State following the Special Meeting.
12.As of February 27, 2023, Stem has issued only 154.6 million shares of common stock. Therefore, following the adoption of the New Charter, Stem’s outstanding shares have at all times been well below the Old Charter’s 400 million authorized share threshold.
D.    The Court of Chancery’s Decision in Boxed
13.The Court of Chancery’s December 27, 2022 Boxed Decision called into question the validity of the New Charter and the Share Increase Amendment. In the Boxed Decision, the Court considered a petition for attorney’s fees in response to a stockholder demand. As in this case, the defendant company in Boxed sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of common stock in connection with a de-SPAC transaction. 2022 WL 17959766, at *1. Prior to the stockholder vote, the plaintiff served a demand letter on the defendant company asserting that the proposed voting structure for the amendment violated the Class A common stockholders’ voting rights under DGCL Section 242(b). Id. In response, the defendant company held a separate vote of the holders of its Class A common stock for approval of the amendment. Id. Plaintiff later filed an action in this

Court seeking fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this additional vote. Id. In assessing the corporate benefit to the company, the Court considered whether a separate vote of the Class A common stock was necessary under Section 242(b)(2). Id. at *4. The Court then interpreted the relevant charter provision holding that Class A and Class B common shares were “classes” rather than “series” of stock such that an amendment to increase the number of authorized Class A common shares “required a separate Class A vote” under Section 242(b)(2). Id. at *9.
14.After the Boxed Decision, Stem received a letter dated February 1, 2023, from a purported stockholder of the Company demanding that the Company’s Board of Directors seek ratification of the New Charter or file a Certificate of Correction with the Delaware Secretary of State voiding the Share Increase Amendment and reducing the number of authorized shares of Class A common stock back to 400 million. The stockholder demand letter was sent by the same firm that initiated the Boxed litigation.
E.    The Court of Chancery’s Decision in Lordstown
15.The Boxed Decision prompted an onslaught of Section 205 petitions from companies seeking to validate share increase proposals, similar to the one adopted by Stem. On February 21, 2023, this Court in In re Lordstown Motors Corp., 2023 WL 2155651 (Del. Ch. Feb. 21, 2023), retroactively validated a share increase proposal substantially similar to the Share Increase Amendment. The Court held that validation was appropriate and that each of the Section 205 factors the Court considered in deciding whether to validate a corporate act justified validation. Id. at *9.
16.First, the Court found that there was “no reason to doubt that the Company and Board approved and effectuated the Charter Amendment with the good faith belief that the amendment complied with Delaware law” and that “it was not until Boxed that the Company perceived a risk that the Charter Amendment could be viewed as potentially defective.” Id.
17.Second, the Court found that the company consistently treated its corporate acts as valid and effective, having issued shares in excess of the number of shares authorized under its old charter, and disclosed such issuances in public filings. Id.
18.Third, the Court could not “conceive of any legitimate harm that would result from validating the Charter Amendment” given that all parties believed that the stock increase proposal was proper such that “[v]alidation would give effect to the de-SPAC merger on the terms understood and accepted by its participants.” Id. at *10.
19.Fourth, the Court found that absent validation, there would be widespread harm because there would be remaining doubts about the validity of the company’s capital structure which could cause “market disruption, impair the Company’s commercial relationships, chill strategic opportunities, and jeopardize employee relationships.” Id. With such uncertainty, it could mean that the company would “not be able to issue public filings, especially if its auditors raise concerns about the effect of uncertainties on the Company’s financial statements” and that, as a result, the company could risk being delisted from NASDAQ. Id.
20.Fifth, the Court noted that other factors militated in favor of validation and validation would be “just and equitable” given that “Section 205 is the most efficient and conclusive—and perhaps the only—recourse available to the Company” and that “[r]atification of the Charter Amendment under Section 204 is not a practicable alternative because it is not clear which stockholders would be entitled to vote on a ratification proposal” given that “since the vote on the Charter Amendment, the Company’s Class A Common Stock has been actively traded on the NASDAQ.” Id. at *11.
21.Finally, the Court noted that Lordstown Motors would be “far from the last company” to seek validation post-Boxed and that the legal analysis in Lordstown “should prove instructive to other companies seeking the court’s assistance to validate similar corporate acts.” Id. at *1, *6.
F.    The Court Should Validate the Share Increase Amendment Under Section 205

22.Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4).
23.Section 205(d) sets out five factors that the Court “may consider” when determining whether to validate a corporate act:
(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).
24.As in Lordstown, each factor here weighs in favor of validating the Share Increase Amendment.

1.    Stem Demonstrated a Good Faith Belief in the Validity of the Share Increase Amendment

25.Stem has demonstrated its good faith belief that the Share Increase Amendment was approved in accordance with Delaware law through the actions the Company took following the Special Meeting. In its Results Form 8-K, the Company disclosed that the Share Increase Amendment was approved. Ex. D (“The Increase of Authorized Shares Proposal was approved, having received ‘for’ votes from holders of at least 50.1% of the outstanding shares of Common Stock, voting together as a single class, and at least 50.1% of the Class B Common Stock, voting separately.”). That same day, Stem filed the New Charter with the Delaware Secretary of State based on the belief that its stockholders had validly approved the Share Increase Amendment. It was not until the Boxed Decision that the Company believed there might be uncertainty related to the validity and effectiveness of the Share Increase Amendment.
2.    Stem Has Treated the Share Increase Amendment as Valid

26.Stem represented to its stockholders in its Results Form 8-K that its stockholders validly approved the Share Increase Amendment. In numerous public filings since the closing of the Business Combination, the Company has disclosed to its stockholders that it is authorized to issue 500,000,000 shares of Class A common stock. For example, in its 2021 Form 10-K, Stem disclosed that its New

Charter authorizes the issuance of 501,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock at a par value of $0.0001 per share, and (ii) 500,000,000 shares of common stock at a par value of $0.0001 per share.
3.    No Person or Entity Would be Harmed by Validating the Share Increase Amendment

27.There is no reason to believe that any party would be harmed by the ratification and validation of the Company’s capital structure if this Petition were granted. Rather, validation would give effect to the de-SPAC merger, including the Share Increase Amendment, on the terms understood and accepted by its participants in 2021. It would also restore settled expectations of the Company and its stockholders with respect to the Company’s New Charter and capitalization.
28.The fact that the Company received a demand letter from a single stockholder does not evidence the kind of harm necessary for the Court to deny Section 205 validation. See Lordstown, 2023 WL 2155651, at *10 (“Other than the stockholders who sent the Demand Letter, Company stockholders and market participants appear to have expected that the 2020 Charter—and stock issued in reliance thereon—was valid.”).
4.    Absent Validation, Stem Could Face Significant Harm
29. Without validation of the Share Increase Amendment, Stem and numerous other parties could face significant harm. First, Stem’s stockholders have relied on the validity of the New Charter, including the fact that it authorizes the Company to issue up to 500 million shares of common stock. In the absence of validation of the Share Increase Amendment, it is unclear whether the Company has the ability to issue shares beyond the prior 400 million threshold. Third parties who purchased Stem common stock may lack certainty with respect to their rights as stockholders.
30.The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements and operational matters. The Company may need to raise additional capital to execute its business plan and continue ongoing operations. The uncertainty regarding the validity of the Share Increase Amendment may prevent the Company from raising that additional capital through other sales of securities.
5.    Other Factors Weigh in Favor of Validation
31.Additional considerations militate in favor of validation, which would be “just and equitable.” As explained in Lordstown, relief under Section 205 is the “most efficient and conclusive—and perhaps the only—recourse available to the Company.” 2023 WL 2155651, at *10. Validation under Section 205 is therefore consistent with the purpose of Section 205 to provide a means to remedy “defective corporate acts that would otherwise be considered incurable.” Id. (quoting Cirillo Fam. Tr. v. Moezinia, 2018 WL 3388398, at *8-9 (Del. Ch. July 11, 2018)).

32.Further, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. To the extent that the vote on the Share Increase Amendment required the approval of the Class A common stockholders voting as a separate class from the Class B common stockholders, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification. Countless shares have traded in the open market since the closing of the Business Combination. Moreover, even if the self-help remedy available through Section 204 were available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. Additionally, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3).
33.In addition, filing a certificate of correction to sever the Share Increase Amendment from the New Charter is not a viable option.   The Share Increase Amendment is part of the New Charter, and shareholders were not told that if the Share Increase Amendment did not pass the New Charter would be filed without it.   If a separate vote of the holders of the Class A common stockholders was required to adopt the Share Increase Amendment, that would affect the validity of the entire New Charter and not just the portion relating to the Share Increase Amendment.  Thus, any certificate of correction would have to void the

entire New Charter, not just the Share Increase Amendment.   Because the New Charter only authorizes the Company to issue common stock, not the prior Class A common stock, and because the common stock is the only stock currently outstanding, voiding the New Charter would create considerable uncertainty regarding the status of the Company’s outstanding common stock.
34.Finally, this Court’s decision in Lordstown weighs in favor of validation. As in Lordstown, where validation was granted, the Petition here also involves a share increase proposal that approved an increase in the number of authorized Class A common shares by a vote of the majority of the common shares entitled to vote, voting as a single class. 2023 WL 2155651, at *2-3. The Court granted Section 205 relief despite the Boxed Decision for many of the reasons set forth above. See id. at *9-11.
35.The Company therefore respectfully seeks this Court’s assistance to validate the New Charter, including the Share Increase Amendment, in order to prevent harm to the Company, its business prospects, and its stockholders.
COUNT ONE
(Validation of Defective Corporate Act and Putative Stock Under 8 Del. C. § 205)

36.The Company repeats and reiterates the allegations above as if fully set forth herein.

37.The Company is authorized to bring this petition under 8 Del. C. § 205(a), which provides that this Court may determine, among other things, the validity and effectiveness of any corporate act or defective corporate act.
38.The Company filed the New Charter and effected the Share Increase Amendment with the good faith belief that they were adopted in compliance with Delaware law.
39.The Company has treated the Share Increase Amendment as valid and treated all acts in reliance on the New Charter, including the Share Increase Amendment, as valid.
40.Third parties, including auditors, financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Charter, including the Share Increase Amendment, and treated all acts in reliance on the Share Increase Amendment.
41.On information and belief, no persons would be harmed by the validation of the Share Increase Amendment. The results of the Special Meeting and the filing of the New Charter, including the Share Increase Amendment, were all publicly disclosed, and actions have been taken in reliance thereon. As previously noted, the Company, its prospects and its stockholders may be harmed absent relief from this Court.
PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:
A.Validating and declaring effective the New Charter and the Share Increase Amendment, including the filing and effectiveness thereof, as of the date and time that the New Charter was originally filed with the Delaware Secretary of State;
B.Validating and declaring effective any and all shares of Company common stock issued at or after the filing of the New Charter, including the approximately 65,000,000 shares of common stock issued in the Business Combination, in reliance on the effectiveness of the New Charter, in each case as of the date and time of the original issuance of such shares of common stock; and
C.Granting such other and further relief as this Court deems proper.

OF COUNSEL: Christopher D. Belelieu GIBSON, DUNN & CRUTCHER LLP 200 Park Avenue New York, New York 10166 (212) 351-4000
/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337)
Spencer V. Crawford (#7035)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700

Attorneys for Petitioner Stem, Inc.

Dated: March 3, 2023

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